Exhibit 23.4

TULSA OFFICE	HOUSTON OFFICE
First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3790 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934

February 26, 2010

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Ladies and Gentlemen:

We hereby consent to the use by SandRidge Energy, Inc. (the “Company”) in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission on or about March 1, 2010, including any amendments thereto, of our name and to the inclusion therein of references to our “Estimated Proved Reserves and Future Net Flow of SandRidge Energy, Inc. Effective December 31, 2009” and to the incorporation by reference thereof into the Company’s Registration Statements on Form S-3 (File Nos. 333-158556 and 333-158554) and Registration Statements on Form S-8 (File Nos. 333-160527, 333-155441 and 333-148299).

LEE KEELING AND ASSOCIATES, INC.

By:

WWW.LKAENGINEERS.COM